Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES SECOND QUARTER 2009 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 3Q09, DECLARATION OF QUARTERLY CASH DIVIDEND

AND CONFERENCE CALL

VANCOUVER, WASHINGTON, July 28, 2009 – As a result of a previously-reported change in estimate of the ultimate cost of the Company’s self-insured workers’ compensation claim liabilities, Barrett Business Services, Inc. (Nasdaq: BBSI) recorded an increase to its workers’ compensation reserve of approximately $11.8 million pre-tax, or $7.4 million after tax equating to $.72 per share, resulting in a diluted loss per share of $.65, for the second quarter of 2009. Without the effect of the increase in the workers’ compensation claim liabilities, net income per diluted share for the 2009 second quarter would have been $.07.

The Company reported today a net loss of $6.7 million for the second quarter ended June 30, 2009, a decline of $10.0 million from net income of $3.3 million, or diluted earnings per share of $.29, for the second quarter of 2008.

Net revenues for the second quarter ended June 30, 2009 totaled $57.3 million, a decrease of approximately $14.9 million or 20.7% from the $72.2 million for the same quarter in 2008.

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Second Quarter Ended		Six Months Ended
	June 30,		June 30,
Results of Operations	2009	2008	2009	2008
Revenues:
Staffing services	$28,002	$40,604	$52,044	$76,423
Professional employer service fees	29,263	31,579	56,293	61,954
Total revenues	57,265	72,183	108,337	138,377
Cost of revenues:
Direct payroll costs	21,127	29,943	39,196	56,326
Payroll taxes and benefits	19,434	20,721	42,061	45,166
Workers’ compensation	18,927	7,465	25,614	14,269
Total cost of revenues	59,488	58,129	106,871	115,761
Gross margin	(2,223)	14,054	1,466	22,616
Selling, general and administrative expenses	8,336	9,165	16,376	17,834
Depreciation and amortization	410	382	796	758
(Loss) income from operations	(10,969)	4,507	(15,706)	4,024
Other income, net	293	587	408	1,213
(Loss) income before taxes	(10,676)	5,094	(15,298)	5,237
(Benefit from) provision for income taxes	(3,944)	1,844	(5,392)	1,896
Net (loss) income	$(6,732)	$3,250	$(9,906)	$3,341
Basic (loss) earnings per share	$(.65)	$.30	$(.95)	$.30
Weighted average basic shares outstanding	10,355	10,937	10,426	11,012
Diluted (loss) earnings per share	$(.65)	$.29	$(.95)	$.30
Weighted average diluted shares outstanding	10,355	11,221	10,426	11,322

Barrett Business Services, Inc.

News Release – Second Quarter 2009

July 28, 2009

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
(in thousands)	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Staffing services	$28,002	$40,604	$52,044	$76,423
Professional employer services	220,150	228,891	423,975	452,652
Total revenues	248,152	269,495	476,019	529,075
Cost of revenues:
Direct payroll costs	210,720	225,887	404,276	443,740
Payroll taxes and benefits	19,434	20,721	42,061	45,166
Workers’ compensation	20,221	8,833	28,216	17,553
Total cost of revenues	250,375	255,441	474,553	506,459
Gross margin	$(2,223)	$14,054	$1,466	$22,616

Gross revenues of $248.2 million for the second quarter ended June 30, 2009 declined 7.9% from the similar period in 2008.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the second quarters ended June 30, 2009 and 2008:

	(Unaudited)
	Three Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2009	2008	2009	2008	2009	2008
Revenues:
Staffing services	$28,002	$40,604	$—	$—	$28,002	$40,604
Professional
employer services	220,150	228,891	(190,887)	(197,312)	29,263	31,579
Total revenues	$248,152	$269,495	$(190,887)	$(197,312)	$57,265	$72,183
Cost of revenues	$250,375	$255,441	$(190,887)	$(197,312)	$59,488	$58,129

Barrett Business Services, Inc.

News Release – Second Quarter 2009

July 28, 2009

For the six months ended June 30, 2009 and 2008:

	(Unaudited)
	Six Months Ended June 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2009	2008	2009	2008	2009	2008
Revenues:
Staffing services	$52,044	$76,423	$—	$—	$52,044	$76,423
Professional
employer services	423,975	452,652	(367,682)	(390,698)	56,293	61,954
Total revenues	$476,019	$529,075	$(367,682)	$(390,698)	$108,337	$138,377
Cost of revenues	$474,553	$506,459	$(367,682)	$(390,698)	$106,871	$115,761

The following summarizes the unaudited consolidated balance sheets at June 30, 2009 and December 31, 2008.

Barrett Business Services, Inc.

News Release – Second Quarter 2009

July 28, 2009

	June 30,	December 31,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$27,137	$42,214
Marketable securities	13,114	17,968
Trade accounts receivable, net	41,466	34,389
Income taxes receivable	2,555	—
Prepaid expenses and other	2,796	1,440
Deferred income taxes	3,781	2,373
Workers’ compensation receivables for insured claims	225	225
Total current assets	91,074	98,609
Marketable securities	11,184	427
Goodwill, net	47,338	47,338
Property, equipment and software, net	15,265	15,503
Restricted marketable securities and workers’ compensation deposits	3,283	2,701
Other assets	1,639	1,645
Workers’ compensation receivables for insured claims	3,626	3,837
	$173,409	$170,060

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$876	$881
Accrued payroll, payroll taxes and related benefits	38,851	32,296
Other accrued liabilities	453	902
Workers’ compensation claims liabilities	11,299	7,186
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,593	4,626
Total current liabilities	56,297	46,116
Customer deposits	626	706
Long-term workers’ compensation claims liabilities	13,667	5,235
Long-term workers’ compensation liabilities for insured claims	2,366	2,438
Deferred income taxes	2,946	4,394
Deferred gain on sale and leaseback	488	549
Stockholders’ equity	97,019	110,622
	$173,409	$170,060

Outlook for Third Quarter 2009

The Company also disclosed today limited financial guidance with respect to its operating results for the third quarter ending September 30, 2009. The Company expects gross revenues for the third quarter of 2009 to range from $258 million to $263 million, as compared to $288.4 million for the third quarter of 2008, and anticipates diluted earnings per share for the third quarter of 2009 to range from $.17 to $.20 per share, as compared to diluted earnings per share of $.06 for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the third quarter of 2009 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Second Quarter 2009

July 28, 2009

Declaration of Quarterly Cash Dividend

The Company announced today that its board of directors declared a regular quarterly cash dividend of $0.08 per share. The cash dividend will be paid on September 11, 2009 to all stockholders of record as of August 28, 2009.

Conference Call

On July 29 at 9:00 a.m. Pacific Time, William W. Sherertz, Michael L. Elich and James D. Miller will host an investor telephone conference call to discuss second quarter 2009 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 21826392. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning July 29, 2009 at 12:00 p.m. PT and ending on Wednesday, August 5, 2009. To listen to the recording, dial (800) 642-1687 and enter conference identification code 21826392.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the third quarter of 2009, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2008 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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